EXHIBIT 4



                                CSW CREDIT, INC.
                      AVERAGE MONTH END ACCOUNTS RECEIVABLE
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                              Twelve Months     Twelve Months     Twelve Months
                                  Ended             Ended             Ended
                             January 31, 1998  February 28, 1998  March 31, 1998
                             ----------------  -----------------  --------------
   AFFILIATES
----------------
CPL                              $113,435          $111,300          $108,954
PSO                                79,992            79,223            78,626
SWEPCO                            108,890           108,321           107,177
WTU                                39,458            40,127            40,280
                                 --------          --------          --------

Total Affiliates:                $341,775          $338,971          $335,037
                                 --------          --------          --------

 NON-AFFILIATES
-----------------
TX-NM POWER                       $34,670           $35,914           $36,739
HLP                               392,631           399,080           402,955
                                 --------          --------          --------

Total Non-Affiliates:            $427,301          $434,994          $439,694
                                 --------          --------          --------




                               BAD DEBT WRITE-OFFS
                                   (thousands)


                        January 31, 1998     February 28, 1998   March 31, 1998
                        ----------------     -----------------   --------------

 NON-AFFILIATES
----------------
TX-NM POWER                    $98                   $82               $99
HLP                            657                   693               440
                            ------                ------            ------

Total Non-Affiliates:         $755                  $775              $539
                            ------                ------            ------